UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2004

GEOCOM RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49621
(Commission File Number)

98-0349734
(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

Malone & Bailey, PLLC (the "Former Accountant") was dismissed on September 17, 2004 as Geocom Resources, Inc.'s independent auditors. Malone & Bailey's audit reports as of June 30, 2003, on Geocom Resources, Inc.'s consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

Davidson & Company was dismissed as principal independent accountant of Geocom Resources Inc. on May 6, 2003. Geocom Resources, Inc. engaged Malone & Bailey, PLLC, as its principal independent accountant effective May 6, 2003. The decision to change principal independent accountant has been approved by the Company's Board of Directors.

Davidson & Company's audit report as of June 30, 2002 on Geocom Resources, Inc.'s consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it clarified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in a paragraph stating that "the accompanying financial statements have been prepared assuming that Geocom Resources, Inc. will continue as a going concern.

During the most recent fiscal year and June 30, 2003 and in the subsequent interim period through the date of dismissal, there were no disagreements with Malone & Bailey, PLLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey PLLC would have caused Malone & Bailey, PLLC to make reference to the matter in their report. Geocom Resources, Inc. has requested Malone & Bailey, PLLC to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 17, 2004 is filed as Exhibit 16 to this Form 8-K. Lopez, Blevins, Bork & Associates, L.L.P. was engaged on September 16, 2004 as Geocom Resources, Inc.'s principal accountant to audit the financial statements of Geocom Resources, Inc. The decision to change accountants was approved by the Board of Directors.

During the fiscal year ended June 30, 2002 and in the subsequent period through the date of dismissal, there were no disagreements with Davidson & Company, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Davidson & Company's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. Furthermore, Davidson & Company did not advise the Corporation that internal controls necessary to develop reliable financial statements did not exist, that information had come to the attention of Davidson & Company which made Davidson & Company unwilling to rely on management's representations (or unwilling to be associated with the financial statements prepared by management), or that the scope of the audit should be expanded significantly, or information had come to Davidson & Company's attention that Davidson & Company had concluded would, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report).

During the year ended June 30, 2003 and subsequent to June 30, 2003 through the date hereof, neither Geocom Resources, Inc. nor anyone on its behalf consulted with Lopez, Blevins, Bork & Associates, L.L.P. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Geocom Resources, Inc.'s consolidated financial statements, nor has Lopez, Blevins, Bork & Associates, L.L.P. provided to Geocom Resources, Inc. a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) of Regulation S-B with Geocom Resources, Inc.'s former accountant.

Geocom Resources, Inc. has requested Lopez, Blevins, Bork & Associates, L.L.P. review the disclosure in this report on Form 8-K and provided Lopez, Blevins, Bork & Associates, L.L.P. the opportunity to furnish Geocom Resources, Inc. with a letter addressed to the Commission containing any new information, clarification of Geocom Resources, Inc.'s expression of its views, or the respects in which Lopez, Blevins, Bork & Associates, L.L.P. does not agree with the statements made by Geocom Resources, Inc. in this report. Lopez, Blevins, Bork & Associates, L.L.P. has advised Geocom Resources, Inc. that no such letter need be issued.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

16.1 Letter from Davidson & Company regarding change in certifying accountant. (incorporated by reference to our Form 8-K, filed with the SEC on May 9, 2003)

16.2 Letter from Malone & Bailey, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner
John Hiner, President

Date: September 17, 2004